                     AMENDMENT NO. 3 TO AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT


          This Amendment No. 3 to Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") is entered into with reference to the Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent (as heretofore amended by Amendment No. 1 dated as of May 17, 1996 and Waiver and Amendment dated as of September 11, 1996, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

          Borrowers, Parent and the Managing Agent, acting with the consent of the Requisite Banks pursuant to Section 14.2 of the Loan Agreement, agree as follows:

          1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Loan Agreement is amended to revise the definition of "Annualized Adjusted EBITDA" by deleting the period at the end thereof and adding the following at that place:

               "; PROVIDED, however, that notwithstanding the foregoing Adjusted EBITDA of the Kansas City Project for the Fiscal Quarter ending March 31, 1997 shall be treated as Annualized Adjusted EBITDA by (i) multiplying that Project's Adjusted EBITDA for that Fiscal Quarter by a fraction the numerator of which is 90 and denominator of which is the number of days in that Fiscal Quarter which that Project has been open for business and (ii) multiplying the result obtained by four."

          2. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon the receipt by the Managing Agent of all of the following, each properly executed by a Responsible Official of each party thereto and dated as of the date hereof:

          a.   Counterparts of this Amendment executed by all parties hereto;

          b. Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof, substantially in the form of Exhibit A to this Amendment; and

          c.   Written consent of the Requisite Banks as required under
               Section 14.2 of the Loan Agreement in the form of Exhibit B to this Amendment.

          3. REPRESENTATION AND WARRANTY. Borrowers represent and warrant to the Managing Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

          4. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent hereto in its capacity as guarantor under the Parent Guaranty.

          5. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

          IN WITNESS WHEREOF, Borrowers and the Managing Agent have executed this Amendment as of January 21, 1997 by their duly authorized representatives.

                                        PALACE STATION HOTEL & CASINOS, INC.
                                        BOULDER STATION, INC.
                                        TEXAS STATION, INC.
                                        ST. CHARLES RIVERFRONT STATION, INC.
                                        KANSAS CITY STATION CORPORATION



                                        By:   /s/ Glenn C. Christenson
                                              ------------------------------
                                              Glenn C. Christenson
                                              Vice President and
                                              Chief Financial Officer

                                        STATION CASINOS, INC.



                                        By:  /s/ Glenn C. Christenson
                                             -------------------------------
                                             Glenn C. Christenson
                                             Executive Vice President and
                                             Chief Financial Officer

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Managing Agent



                                        By:  /s/ Scott L. Faber
                                             -------------------------------
                                             Scott L. Faber
                                             Vice President

                             Exhibit A to Amendment

                          CONSENT OF SIBLING GUARANTORS


          Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (as amended, the "Loan Agreement").

          Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers, Parent and the Managing Agent of Amendment No. 3 to the Loan Agreement.

          Each of the undersigned represents and warrants to the Managing Agent and the Banks that the Subsidiary Guaranty remains in full force and effect in accordance with its terms.

Dated: January __, 1997

                                       SOUTHWEST GAMING SERVICES, INC.



                                       By:  _________________________________

                                            _________________________________
                                            [Printed Name and Title]

                                       SOUTHWEST SERVICES, INC.


                                       By:  _________________________________

                                            _________________________________

                                            [Printed Name and Title]

                                       GREEN VALLEY STATION, INC.


                                       By:  _________________________________

                                            _________________________________
                                            [Printed Name and Title]

                             Exhibit B to Amendment

                                 CONSENT OF BANK


          Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (as amended, the "Loan Agreement").

          The undersigned Bank hereby consents to the execution and delivery of Amendment No. 3 to Amended and Restated Reducing Revolving Loan Agreement by the Managing Agent on its behalf, substantially in the form of a draft dated on or about January __, 1997 presented to the undersigned Bank.

Dated: January __, 1997

                                       _________________________________
                                       [Name of Institution]



                                       By: _________________________________

                                           _________________________________
                                           [Printed Name and Title]